                                                                    EXHIBIT 32.1


                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


         In connection with the accompanying Quarterly Report on Form 10-Q of The A Consulting Team, Inc. for the three months ended June 30, 2005, I, Shmuel BenTov, the principal executive officer of The A Consulting Team, Inc., hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) such Quarterly Report on Form 10-Q for the three months ended June 30, 2005 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in such Quarterly Report on Form 10-Q for the three months ended June 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of The A Consulting Team, Inc., on a consolidated basis.



August 11, 2005                                   /s/ Shmuel BenTov
----------------                               --------------------------------
Date                                           Name:  Shmuel BenTov
                                               Title: Chairman, Chief Executive
                                                      Officer and President



A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

         The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.